Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Delaware First Financial Corporation on Form SB-2 to be filed with the Securities and Exchange Commission and Form AC to be filed with the Office of Thrift Supervision of our report on Ninth Ward Savings Bank, FSB dated March 7, 1997 (May 21, 1997 as to Note 10) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Philadephia, Pennsylvania

November 4, 1997